Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Danaher Corporation of our reports dated February 25, 2005, with respect to the consolidated financial statements and schedule of Danaher Corporation, report of management of Danaher Corporation’s internal control over financial reporting, and the effectiveness of internal control over financial reporting of Danaher Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

Registration Statements on Form S-3

Registration Number	Date Filed
333-104953	May 2, 2003
333-83186	February 22, 2002

Registration Statements on Form S-8

Name	Registration Number	Date Filed
Retirement and Savings Plan; Savings Plan	333-117678	July 27, 2004
Retirement and Savings Plan; Savings Plan	333-107500	July 31, 2003
Amended and Restated Executive Deferred Incentive Program	333-105198	May 13, 2003
Non-Qualified Stock Option Agreement	333-43772	August 15, 2000
1998 Stock Option Plan	333-59269	July 16, 1998
Non-Qualified Stock Option Agreement	333-14781	October 24, 1996

Ernst & Young LLP

Baltimore, Maryland

March 1, 2005